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                      CORPORATE RESOLUTION
                     SECRETARY'S CERTIFICATE


I hereby certify that I am the Secretary of the Board of Directors of Barnett Banks, Inc. located in Jacksonville, State of Florida and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of said corporation.

I further certify that the attached resolutions were duly adopted by the Board of Directors of Barnett Banks, Inc. at a meeting held on November 15, 1995.




                              /s/ CATHERINE C. COSBY
                              _____________________________________
                              Corporate Secretary


(SEAL)



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                                                                   RESOLUTION D

                       BARNETT BANKS, INC.

              Resolutions of the Board of Directors
              as Duly Adopted at a Regular Meeting
                    Held on November 15, 1995

            Authorizing a Shelf Registration of up to
               $2,000,000,000 in Debt Securities,
       Common Stock and Preferred Stock of the Corporation


RESOLVED, that the Board of Directors of the Corporation (the "Board of Directors") hereby authorizes Charles E. Rice, Allen L. Lastinger, Jr., Charles W. Newman, Hinton F. Nobles, Jr., Patrick
J. McCann, Paris P. Thermenos and the Corporate Secretary or any Assistant Secretary of the Corporation (the "Proper Officers"), to prepare, execute and file with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, and authorizes any and all amendments (including post-effective amendments) and supplements thereto (including prospectus and pricing supplements) with respect to the issuance, from time to time, of up to an aggregate of $2,000,000,000 of (i) the Corporation's debt securities ("Debt Securities"), (ii) the Corporation's common stock, $2.00 par value (the "Common Stock"), and (iii) the Corporation's preferred stock, $0.10 par value (the "Preferred Stock") together with such debt securities and preferred stock of the Corporation previously registered under the Securities Act of 1933, as amended (the "Securities Act") as may be included in the prospectus contained in the aforementioned Registration Statement on Form S-3 pursuant to Rule 429 under the Securities Act (which previously registered debt securities and preferred stock shall be deemed "Debt Securities" and "Preferred Stock" herein), such Debt Securities and Preferred Stock to be issued in one or more series, with such provisions regarding designation, dividend rights, liquidation preference, redemption, conversion rights, voting rights, and sinking fund, if any, as are hereafter authorized by the Board of Directors.

FURTHER RESOLVED, that the Board of Directors hereby establishes an ad hoc pricing committee comprised of Charles E. Rice, Allen
L. Lastinger, Jr., Charles W. Newman, Hinton F. Nobles, Jr., Patrick J. McCann and Paris P. Thermenos (the "Pricing Committee"). Such committee shall have full authority to act on behalf of the Corporation and the Board of Directors to establish the terms and conditions of the Debt Securities authorized by these Resolutions. Such committee may delegate its authority to establish the terms and conditions of the Debt Securities authorized by these Resolutions to any one of its members.

FURTHER RESOLVED, that the Board of Directors hereby authorizes, notifies, confirms and approves the creation, issuance and sale, on a delayed or continuous basis, of up to an aggregate principal



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amount of $2,000,000,000 (or the equivalent thereof in foreign denominated currencies or currency units) of Debt Securities in one or more issuances, upon terms and conditions to be established by the Pricing Committee, such terms and conditions to include, at the discretion of the Pricing Committee and without limitation, the following:

     1.   The type and title of the Debt Securities;

     2. Any limitation upon the aggregate principal amount or denominations of the Debt Securities which may be authenticated and delivered under an indenture;

     3.   The maturity or maturities of the Debt Securities;

     4. The date or dates on which or periods during which the Debt Securities may be issued, and the date or dates on which the principal of (and premium, if any, on) the Debt Securities are or may be payable;

     5. The rate or rates at which the Debt Securities shall bear interest, if any; the date or dates from which such interest shall accrue; the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

     6. The place or places where the principal, premium, if any, and interest on the Debt Securities shall be payable;

     7. The period or periods within which, the price or prices at which, and the terms and conditions upon which, the Debt Securities may be redeemed, in whole or in part, at the option of the Corporation;

     8. The obligation, if any, of the Corporation to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which the Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations;

     9. If other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debt
          Securities shall be issuable;

     10.  Any events of default;


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     11.  If other than the principal amount thereof, the portion of the principal amount of the Debt Securities which shall be payable upon declaration of acceleration of the maturity;

     12. The underwriters, selling agents, indenture trustees, registrar and transfer agent and any other agent or fiduciary to assist in the creation, issuance and sale of the Debt Securities, if any; and

     13. Any other terms of the Debt Securities, whether or not herein specified.

FURTHER RESOLVED, that the definitive terms of the Debt
Securities will be such as determined by the Pricing Committee.

FURTHER RESOLVED, that the Board of Directors hereby authorizes the Corporation to enter into an Underwriting Agreement, Distribution Agreement or Agency Agreement with such underwriter or underwriters or agent or agents as shall be selected by the Pricing Committee, and that the Board of Directors hereby authorizes and directs any of the Proper Officers, in the name and on behalf of the Corporation and under its seal, to execute in one or more counterparts and to deliver such Underwriting Agreement or Agency Agreement and to do all such acts and things as they in their discretion and with the advice of counsel find necessary or desirable to carry into effect the terms of the Underwriting Agreement, Distribution Agreement or Agency Agreement to be performed by the Corporation.

FURTHER RESOLVED, that the Corporation enter into an Indenture or Indentures with such trustee(s) as shall be selected by the Pricing Committee, and that the Board of Directors hereby authorizes and directs each or any of the Proper Officers, in the name and on behalf of the Corporation and under its seal, to execute in one or more counterparts and to deliver such Indenture or Indentures, and to do all such acts and things as they in their discretion and with the advice of counsel find necessary or desirable to carry into effect the terms of the Indenture or Indentures to be performed by the Corporation.

FURTHER RESOLVED, that the Board of Directors hereby authorizes the Chairman and the Secretary of the Corporation to execute the Debt Securities and that the signatures of the officers of the Corporation so authorized to execute the Debt Securities may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced thereon, the Corporation for such purposes hereby adopting each such facsimile signature as binding upon it notwithstanding the fact that at the time the Debt Securities shall be authenticated and delivered the officers so signing shall have ceased to be Chairman or Secretary, as the case may be.


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FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs each or any of the Proper Officers to deliver the executed Debt Securities or cause the same to be delivered to the Indenture trustee(s) for authentication thereof.

FURTHER RESOLVED, that the Board of Directors hereby authorizes each or any of the Proper Officers to deliver such authenticated Debt Securities to the underwriters or agents at the price set by the Pricing Committee, and otherwise in accordance with and subject to the terms and provisions of the Underwriting Agreement, Distribution Agreement or Agency Agreement and against payment therefor.

FURTHER RESOLVED, that the Pricing Committee shall designate a registrar and transfer agent of the Corporation for the purpose of effecting the registration of the transfer or exchange of the Debt Securities in the manner and under the terms to be provided under the Indenture or Indentures and that the principal corporate office of such registrar and transfer agent shall be designated as the office or agency of the Corporation at which the Debt Securities may be presented for registration of transfer or exchange.

FURTHER RESOLVED, that the Pricing Committee shall appoint a paying agent of the Corporation for the payment of interest and premium, if any, on and the principal of the Debt Securities and that the principal corporate office of such paying agent shall be designated as the office or agency of the Corporation at which the Debt Securities may be presented for payment and where notices and demands to or upon the Corporation in respect of the Debt Securities and of the Indenture or Indentures may be served.

FURTHER RESOLVED, that the Board of Directors hereby authorizes the Proper Officers to prepare such documents and take such steps as are necessary or desirable to effectuate the registration, issuance and sale of the Common or Preferred Stock, including but not limited to the actions described in these Resolutions.

FURTHER RESOLVED, that the Board of Directors hereby appoints
First Chicago Trust Company of New York as the registrar and transfer agent for the Common and Preferred Stock.

FURTHER RESOLVED, that it may be necessary or desirable and in the best interest of the Corporation that all or a portion of the Debt Securities, the Common Stock and the Preferred Stock be qualified or registered for sale or exchange in various states and countries under the applicable securities laws of those states or countries; that each or any of the Proper Officers are hereby authorized to determine the states or countries in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities, Common Stock and Preferred Stock as they deem


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necessary or advisable; that the Proper Officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such state or country, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by such Proper Officers of any such paper or documents or the doing by them of any act in connection with the foregoing matter shall conclusively establish their authority therefor for the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.

FURTHER RESOLVED, that if, in any state or country where the Debt Securities, Common Stock or Preferred Stock are to be registered or qualified for offering, sale or exchange, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted by this Resolution, and that the Secretary of the Corporation is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to be inserted into the Minute Book of the Corporation on pages next following these Resolutions and initialed by the Secretary of the Corporation.

FURTHER RESOLVED, that the Board of Directors hereby authorizes the preparation and filing, upon due execution by the appropriate officers of the Corporation, of an application to the New York Stock Exchange for the listing of the Common Stock issued pursuant to these resolutions, including any Common Stock issuable if the Board of Directors determines that the Preferred Stock is to be convertible into Common Stock.

FURTHER RESOLVED, that the Board of Directors hereby authorizes each or any of the Proper Officers to prepare, execute and file an application to the New York Stock Exchange for the listing of the Debt Securities or the Preferred Stock, together with such supporting materials as each or any of the Proper Officers, after advice of counsel, determines to be necessary or desirable to effect the listing of the Debt Securities or the Preferred Stock, including an indemnification agreement protecting the New York Stock Exchange Inc. and innocent purchasers for value against losses resulting from their reliance on facsimile signatures of officers of the Corporation on certificates representing the Debt Securities or the Preferred Stock.


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FURTHER RESOLVED, that the Board of Directors hereby authorizes the preparation and filing, upon due execution by the Proper Officers, with the Commission of a Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, covering the Debt Securities or the Preferred Stock, and any amendments that may be deemed necessary or desirable to effect the registration of the Debt Securities or the Preferred Stock.

FURTHER RESOLVED, that the Board of Directors hereby delegates the powers and duties of the Chairman of the Board of the Corporation with respect to the execution of any of the above-named documents necessary in connection with the creation, issuance and sale of the Debt Securities, Common Stock or Preferred Stock, should the Chairman be absent from the principal offices of the Corporation, to the President, the Executive Vice President, the Chief Financial Officer or the Treasurer of the Corporation, and hereby delegates the powers and duties of the Secretary of the Corporation with respect to the execution of any of the above-named documents necessary in connection with the creation, issuance and sale of the Debt Securities, Common Stock or Preferred Stock, should the Secretary be absent from the principal offices of the Corporation, to the Assistant Secretary.

FURTHER RESOLVED, that the Board of Directors hereby authorizes the Chairman of the Board, the President, the Executive Vice President and Chief Financial Officer of the Corporation to execute Powers of Attorney appointing Catherine C. Cosby, Roger
C. McClary, Carole A. Nixon, Rodolfo F. Engmann and Helen C. Rowan, and each or any of them, as attorneys-in-fact to execute and deliver the Debt Securities by applying the facsimile signatures of such Executive Officers on their behalf.

FURTHER RESOLVED, that the Board of Directors hereby authorizes the Chairman and Chief Executive Officer (the Principal Executive Officer), the President and Chief Operating Officer, the Chief Financial Officer (the Principal Financial Officer), the Controller (the Principal Accounting Officer) and each Director to execute Special Powers of Attorney appointing Charles W. Newman, Hinton F. Nobles, Jr., Paris Thermenos and Patrick J. McCann, and each or any of them, as attorneys-in-fact to sign the aforementioned Form S-3 Registration Statement and any and all amendments thereto on their behalf as Executive Officers or Directors, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to do and perform in the name and on behalf of each of said Executive Officers and Directors every act whatsoever and necessary or advisable to be done as fully and to all intents and purposes as any such Executive Officer or Director might or could do in person.


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FURTHER RESOLVED, that Charles E. Rice, Chairman and Chief
Executive Officer of the Corporation, is hereby appointed and designated as the person duly authorized to receive communications and notices from the Commission with respect to such Registration Statement.

FURTHER RESOLVED, that the Proper Officers of the Company be, and each of them hereby is, authorized to enter into such arrangements with the Depository Trust Company as such Proper Officers shall deem appropriate for the purpose of facilitating the use of a "book-entry" registration and transfer system for the Debt Securities.

FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs the Proper Officers in its name and on its behalf and to the extent necessary under its seal, to prepare, execute, deliver, file and record all instruments, documents and other papers and to do all such other acts and things as they in their discretion and with the advice of counsel may deem necessary or desirable to carry into effect the foregoing resolutions.



                              _____________________________________
                              Secretary


DATED:




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